UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 3, 2006

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2006, Avanir Pharmaceuticals (the "Company") announced that it had received approval for the listing of its common stock on the Nasdaq National Market System ("Nasdaq"). Also on that date, the Company notified The American Stock Exchange ("AMEX") of its intention to withdraw its common stock from listing on AMEX, such withdrawal to be completed simultaneously with the commencement of trading of the Company’s common stock on Nasdaq. The Company expects that trading will commence on Nasdaq on April 11, 2006 and that the stock trading symbol will be "AVNR." A copy of the press release announcing the approval for the listing on the Nasdaq is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On April 4, 2006, the Company announced that its New Drug Application for Neurodex™ for the treatment of involuntary emotional expression disorder, or IEED, had been accepted for filing and review by the U.S. Food and Drug Administration ("FDA"). The Company also announced that this application had been granted "priority review" status by the FDA. A copy of the press release announcing the acceptance of the filing and the review status is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits Description
99.1 Press release, dated April 3, 2006
99.2 Press release, dated April 4, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

April 4, 2006	By:	Gregory P. Hanson, CMA

Name: Gregory P. Hanson, CMA
Title: VP of Finance, CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated April 3, 2006
99.2	Press release, dated April 4, 2006